Exhibit 15.4

Our ref                                                         DLK/665661-000001/19677953v1

Direct tel                                               +852 2971 3006

E-mail                                                           derrick.kan@maples.com

LightInTheBox Holding Co., Ltd.

Floor 5, Building 2

Yaxin Science & Tech Park

No.399 Shengxia Road

Pudong New Area

Shanghai, 201203

People’s Republic of China

21 April 2021

LightInTheBox Holding Co., Ltd.

We have acted as legal advisors as to the laws of the Cayman Islands to LightInTheBox Holding Co., Ltd., an exempted company with limited liability incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended 31 December 2020.

We hereby consent to the reference of our name under the heading “Item 10. Additional Information E. Taxation — Cayman Islands” in the Form 20-F.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP